UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2025

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2025, Silvaco, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Silvaco Group, Inc., a Delaware corporation (the “Company”), and Cadence Design Systems, Inc., a Delaware corporation (“Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, among other things, Purchaser agreed to acquire certain assets comprising the Seller's Process Proximity Compensation product line, an optical proximity correction tool (the “Purchased Assets”). The acquisition of the Purchased Assets (the “Transaction”) was consummated on March 4, 2025.

Purchaser acquired the Purchased Assets for cash and assumed certain liabilities. Purchaser and Seller made customary representations, warranties, covenants and agreements in the Asset Purchase Agreement, including, among others, customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, and covenants, which are subject to certain exceptions, terms, and limitations described further in the Asset Purchase Agreement. The Asset Purchase Agreement also includes certain customary post-closing covenants of the parties.

The Asset Purchase Agreement is attached as Exhibit 10.1 and is incorporated by reference. The foregoing summary is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement. The representations, warranties, and covenants set forth in the Asset Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Asset Purchase Agreement. These may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures. They may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. It should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 of this Current Report on Form 8-K, on March 4, 2025, Purchaser consummated the Transaction pursuant to the Asset Purchase Agreement. The information in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 7.01. Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing the Transaction. A copy of the Company’s press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1*	Asset Purchase Agreement, by and between Silvaco, Inc. and Cadence Design Systems, Inc., dated March 4, 2025
99.1	Press release dated March 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: March 4, 2025	By:	/s/ Babak Taheri
Dr. Babak Taheri
Chief Executive Officer